EXECUTION COPY

(h)(13)(iii)

AMENDMENT NO. 3 TO

PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT (the “Amendment”) is made as of the 2nd day of October, 2012 (the “Effective Date”), by and among Fidelity Rutland Square Trust II (the “Fidelity Trust”), a statutory trust organized under the laws of Delaware, on behalf of each of the series identified on Schedule A of the Agreement (as defined below) (each, a “Fund” and collectively, the “Funds”) and each corporation or trust identified on Schedule B of the Agreement (each, an “Underlying Company”), on behalf of its respective series identified on Schedule B of the Agreement (each, an “Underlying Fund” and collectively, the “Underlying Funds”).

WHEREAS, the Fidelity Trust and each Underlying Company have entered into that certain Participation Agreement dated as of September 11, 2008, as revised by Amendment No. 1 to Participation Agreement, and as further revised by Amendment No. 2 to Participation Agreement (collectively, the “Agreement”);

WHEREAS, the parties to this Amendment desire to amend the Agreement in order to modify certain provisions stated therein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

I. AMENDMENT TO AGREEMENT

(a)    Amendment to Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the form of Schedule B attached hereto and incorporated herein by reference.

II. MISCELLANEOUS

(a)    No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement.

(b)    Representations and Warranties. All representations and warranties contained in the Agreement are true and correct in all respects as of the Effective Date as though made at and as of the Effective Date by the parties to this Amendment.

(c)    Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(d)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Agreement.

(e)    Separability Clause. If any provision of this Amendment is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof and the provisions of the Agreement will be considered severable and will not be affected thereby, and every remaining provision hereof and provision of the Agreement will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f)    Counterparts. This Amendment may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(g)    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

FIDELITY RUTLAND SQUARE TRUST II, on behalf of each of the Funds listed on Schedule A, Severally and Not Jointly

/s/ Kenneth Robins
Name: Kenneth Robins
Title: President & Treasurer

ING EQUITY TRUST, on behalf of each of the Funds listed on Schedule B, Severally and Not Jointly

/s/ Todd Modic
Name: Todd Modic
Title: Senior Vice President

ING FUNDS TRUST, on behalf of each of the Funds listed on Schedule B, Severally and Not Jointly

/s/ Todd Modic
Name: Todd Modic
Title: Senior Vice President

ING MUTUAL FUNDS, on behalf of each of the Funds listed on Schedule B, Severally and Not Jointly

/s/ Todd Modic
Name: Todd Modic
Title: Senior Vice President

ING SERIES FUND, INC., on behalf of each of the Funds listed on Schedule B, Severally and Not Jointly

/s/ Todd Modic
Name: Todd Modic
Title: Senior Vice President

Schedule A

Fidelity Trust and Funds

Fidelity Trust

Fidelity Rutland Square Trust II (“RS II”)

Funds

Strategic Advisers® Small-Mid Cap Fund, a series of RS II

Strategic Advisers® International Fund, a series of RS II

Strategic Advisers® U.S. Opportunity Fund, a series of RS II

Strategic Advisers® Core Income Fund, a series of RS II

Strategic Advisers® Income Opportunities Fund, a series of RS II

Strategic Advisers® Core Fund, a series of RS II

Strategic Advisers® Growth Fund, a series of RS II

Strategic Advisers® Value Fund, a series of RS II

Strategic Advisers® Emerging Markets Fund, a series of RS II

Schedule B

Underlying Companies and Underlying Funds

Underlying Companies

ING Series Fund, Inc. (“ISFI”)

ING Equity Trust (“IET”)

ING Funds Trust (“IFT”)

ING Mutual Funds (“IMF”)

Underlying Funds

ING Small Company Fund, a series of ISFI

ING SmallCap Opportunities Fund, a series of IET

ING Intermediate Bond Fund, a series of IFT

ING International Real Estate Fund, a series of IMF

ING Global Real Estate Fund, a series of IMF